UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On October 25, 2006, Trident Microsystems, Inc., a Delaware corporation (the “Company”), announced an update on the on-going internal investigation of the Company’s stock option grant practices and related accounting issues. The review is being conducted by a Special Committee of the Company’s Board of Directors (the “Special Committee”), consisting of independent members of the Board who have not previously served as members of the compensation committee, with the assistance of independent outside legal counsel and accountants.
     At this time, the Special Committee has not completed its work, nor has it reached its final conclusions. However, as a result of the Special Committee’s investigation, the Company has reached a conclusion that incorrect measurement dates for certain stock option grants were used for financial accounting purposes. Accordingly, the Company expects to recognize material non-cash, stock-based compensation expense for the affected periods. Any such stock-based compensation charges would have the effect of decreasing income from operations, net income and retained earnings figures contained in the Company’s historical financial statements. The Company does not expect that any additional non-cash stock-based compensation expense recorded will affect the Company’s previously reported cash positions or revenues.
     The Company is not yet able to determine the final amount of such charges or the resulting tax and accounting impact of these actions or the impact on internal control over financial reporting. However, the Company expects that the effects on previously reported financial statements will be material and may affect financial statements from the date of its initial public offering to the present.
     As a result, on October 24, 2006, the Audit Committee and management of the Company, after reviewing information provided by the Special Committee, concluded that the Company will need to restate certain annual and interim consolidated financial statements for at least some periods, although it has not yet concluded which specific periods may require restatement. The Audit Committee has further concluded that the Company’s previously issued consolidated financial statements should no longer be relied upon.
     The Audit Committee has discussed this matter with PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm.
     As soon as practicable following the completion of the internal investigation and the review of conclusions of the Special Committee by the Company and the external auditors, the Company intends to prepare restated financial statements for all affected periods and thereafter become current on the filing of its periodic reports required under the Securities Exchange Act of 1934, as amended.
     The Company issued a press release concerning this matter on October 25, 2006, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release, dated October 25, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 26, 2006

TRIDENT MICROSYSTEMS, INC.

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Press release, dated October 25, 2006.

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